As filed with the Securities and Exchange Commission on September 5, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0148231 (I.R.S. Employer Identification No.)
2655 Seely Avenue, Building 5
San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Options Assumed by Cadence Design Systems, Inc.
originally granted under the
Clear Shape Technologies, Inc. 2004 Equity Incentive Award Plan
(Full title of the Plan)

R.L. Smith McKeithen, Esq.
Senior Vice President, General Counsel and Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5, San Jose, California 95134
(Name and Address of Agent for Service)
(408) 943-1234
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Gregory J. Conklin, Esq.
Gibson, Dunn & Crutcher LLP
One Montgomery Street, 31st Floor
San Francisco, California 94104
(415) 393-8200
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
to be Registered	Registered (1)	Offering Price Per Share (2)	Price (2)	Registration Fee (2)
Common Stock, par value $0.01 per share	182,965 shares	$1.16	$212,239	$6.52

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Clear Shape Technologies, Inc. 2004 Equity Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share that such options may be exercised.

PART I
Information Required in the Section 10(a) Prospectus
     Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.
     The shares of common stock subject to options registered hereunder have been assumed by Cadence Design Systems, Inc. (the “Registrant”) pursuant to an Agreement and Plan of Merger, dated as of August 15, 2007, among the Registrant, Clear Shape Technologies, Inc., a Delaware corporation, Sunny II, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, and Winston Fu, as stockholder agent. These options were originally granted to directors, employees, and consultants of Clear Shape Technologies, Inc. under the Clear Shape Technologies, Inc. 2004 Equity Incentive Award Plan (hereinafter the “2004 Plan”).
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, including all material incorporated by reference therein;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 22, 2007 and May 15, 2007;

(c)	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on April 30, 2007 and July 27, 2007; and

(d)	The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 12, 2006.
     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.
Item 4. Description of Securities
     Not Applicable.

Item 5. Interests of Named Experts and Counsel
     Not Applicable.
Item 6. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
     Article VII of the Registrant’s currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (a) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) at the Registrant’s request (such directors, officers and other persons are hereinafter referred to collectively as, “Covered Persons”), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b) the Registrant is required to advance expenses as incurred to such Covered Persons in connection with defending a proceeding; (c) the indemnitee(s) of the Registrant have the right to bring suit, and to be paid the expenses of prosecuting such suit, if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws; (d) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Registrant may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such Covered Persons.
     The Registrant has entered into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. The Registrant also maintains a limited amount of director and officer insurance. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liability arising under the Securities Act of 1933, as amended (the “1933 Act”).
Item 7. Exemption from Registration Claimed
     Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1	Clear Shape Technologies, Inc. 2004 Equity Incentive Award Plan.
Item 9. Undertakings
     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Plan.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 4th day of September, 2007.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Michael J. Fister
Michael J. Fister
President, Chief Executive Officer and Director

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Fister, William Porter and R.L. Smith McKeithen, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael J. Fister Michael J. Fister	President, Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2007

/s/ William Porter William Porter	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2007

/s/ Dr. John B. Shoven	Chairman of the Board of Directors	September 4, 2007

Dr. John B. Shoven

/s/ Donald L. Lucas	Director	September 4, 2007

Donald L. Lucas

/s/ Dr. Alberto Sangiovanni-Vincentelli	Director	September 4, 2007

Dr. Alberto Sangiovanni-Vincentelli

/s/ George M. Scalise	Director	September 4, 2007

George M. Scalise

/s/ Roger S. Siboni	Director	September 4, 2007

Roger S. Siboni

/s/ John A.C. Swainson	Director	September 4, 2007

John A.C. Swainson

/s/ Lip-Bu Tan	Director	September 4, 2007

Lip-Bu Tan

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1	Clear Shape Technologies, Inc. 2004 Equity Incentive Award Plan.